                                                                  Exhibit 10.55





                             CONTRIBUTION AGREEMENT
                                   (OP Units)


                                  BY AND AMONG

                            TOWER REALTY TRUST, INC.

                    TOWER REALTY OPERATING PARTNERSHIP, L.P.

                                       AND

                              DRA OPPORTUNITY FUND






                             Dated as of May 1, 1997

                                TABLE OF CONTENTS

                                                                                    PAGE
                                    ARTICLE I
                      CONTRIBUTION OF PARTNERSHIP INTERESTS
1.1   Contribution Transaction ....................................................   2
1.2   Consideration to be Paid to Contributor .....................................   2
1.3   Adjustments Relating to the Allocation of the Consideration .................   7
1.4   Deferred Management Fee .....................................................   8
1.5   Additional Consideration ....................................................   9
1.6   Contribution of Certain Rights ..............................................  10
1.7   Payment of Debt .............................................................  11
1.8   Treatment as Contribution ...................................................  11
1.9   Additional Documents ........................................................  11
1.10  Appointment of Observer .....................................................  11
1.11  Option to Purchase Property Interests for Increased Price; Termination of
      Agreement ...................................................................  11

                                   ARTICLE II
                                     CLOSING
2.1   Conditions Precedent ........................................................  12
2.2   Time and Place ..............................................................  14
2.3   Closing Deliveries ..........................................................  14
2.4   Closing Costs ...............................................................  15
2.5   Good Faith Efforts ..........................................................  16

                                   ARTICLE III
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR
3.1   Title to Interests ..........................................................  16
3.2   Organization; Authority; No Conflicts .......................................  17
3.3   Litigation ..................................................................  19
3.4   No Other Agreements .........................................................  19
3.5   No Brokers ..................................................................  19
3.6   Investment Representations and Warranties. ..................................  19
3.7   Legends. ....................................................................  21
3.8   Covenant to Remedy Breaches. ................................................  22
3.9   Actions Prior to Closing. ...................................................  23
3.10  Certain ERISA Matters. ......................................................  23
3.11  Principal Purpose. ..........................................................  23

                                                                                    PAGE
                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF THE COMPANY AND THE OPERATING PARTNERSHIP
4.1   Authority ...................................................................  23
4.2   No Brokers ..................................................................  24
4.3   Sale of Property ............................................................  24
4.4   Allocation of Built-in Gain .................................................  25
4.5   REIT Sponsors ...............................................................  25

                                    ARTICLE V
                                  MISCELLANEOUS
5.1   Amendment ...................................................................  25
5.2   Entire Agreement; Counterparts; Applicable Law ..............................  25
5.3   Assignability ...............................................................  26
5.4   Titles ......................................................................  26
5.5   Third Party Beneficiary .....................................................  26
5.6   Severability ................................................................  26
5.7   Equitable Remedies ..........................................................  26
5.8   Notices .....................................................................  27
5.9   Waiver of Rights; Consents with Respect to Partnership Interests ............  27
5.10  Releases and Waivers ........................................................  30
5.11  Confidentiality .............................................................  30
5.12  Computation of Time .........................................................  31
5.13  Legal Fees and Expenses .....................................................  31
5.14  Termination .................................................................  31
5.15  Survival ....................................................................  31
5.16  Time of the Essence .........................................................  31

EXHIBITS

A.    Partnership & Interests
B.    Contribution and Assumption Agreement
C.    Customary Closing Cost Splits
D.    Model for Consideration Calculation
E.    Exchange Rights Agreement
F.    Registration Rights Agreement
G.    Lock-Up Agreement
H.    Existing Properties

                             CONTRIBUTION AGREEMENT


         This Contribution Agreement (this "AGREEMENT") is dated as of the 1st day of May, 1997 and is entered into by and among TOWER REALTY TRUST, INC., a Maryland corporation (the "COMPANY"), TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and DRA OPPORTUNITY FUND, a Delaware corporation ("CONTRIBUTOR").


                                R E C I T A L S:

         B. Contributor owns a membership interest in Corporate Center, L.L.C. ("CC LLC") and a limited partnership interest in Corporate Center Associates, Limited Partnership (collectively with CC LLC, the "PARTNERSHIP") described on EXHIBIT A attached hereto and made a part hereof, which Partnership owns direct or indirect interests in certain properties (the "PROPERTIES") also set forth on EXHIBIT A.

         C. The Company and the Operating Partnership desire to acquire through a contribution to capital from Contributor, and Contributor desires, among other things, to contribute to the Company and the Operating Partnership, on the terms and conditions set forth herein, all of Contributor's right, title and interest as a member and a limited partner of the Partnership (collectively, the "PROPERTY INTERESTS") in exchange for one or more of the following: (a) cash,
(b) units of limited partnership interest ("OP UNITS") in the Operating Partnership, and (c) shares of common stock, par value $0.01 per share (the "COMMON STOCK") of the Company, as hereinafter provided.

         D. The Company and the Operating Partnership desire to acquire the Property Interests in connection with the intended initial public offering (the "IPO") of shares of Common Stock by the Company.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Operating Partnership and Contributor agree as follows:

                                   ARTICLE II
                      CONTRIBUTION OF PARTNERSHIP INTERESTS

         1.1 Contribution Transaction. (a) At the Closing (as hereinafter defined) and subject to the terms and conditions contained in this Agreement, Contributor shall transfer to the Company and the Operating Partnership, absolutely and unconditionally and free and clear of all Encumbrances (as defined in Section 3.1(a)), all of the Property Interests. The contribution of Contributor's Property Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of EXHIBIT B attached hereto and made a part hereof. The portion of the Property Interests that will be contributed to the Company, if any, will be determined as set forth in Section 1.2(d) hereof.

                  (b) The parties shall take such additional actions and execute such additional documentation as may be required by either (i) the Partnership Agreement (as hereinafter defined) or (ii) the Agreement of Limited Partnership dated as of March 24, 1997 of the Operating Partnership (the "OP AGREEMENT") in order to effect the transactions contemplated hereby.

                  (c) Contributor hereby subscribes for and agrees to accept the issuance of the Common Stock and the OP Units specified by it pursuant to the terms of this Agreement, and, if Contributor receives OP Units, accepts, subject to the provisions of this Contribution Agreement, the terms and conditions of the OP Agreement, including, without limitation, the power of attorney granted therein, and agrees to execute and deliver at the Closing such other documents and agreements as may be reasonably required by the Company under the OP Agreement to effect the admission of Contributor as a limited partner in the Operating Partnership.

                  (d) As used herein, the term "PARTNERSHIP AGREEMENT" shall mean collectively, the Operating Agreement of Corporate Center, L.L.C. ("CC LLC") among Contributor, Corporate-Feldman, L.L.C. (C-F LLC") and Corporate-Partners, L.L.C. ("C-P LLC") and the Amended, Restated and Reconstituted Agreement of Limited Partnership of Corporate Center Associates, Limited Partnership, dated as of September 13, 1995, among CC LLC, Contributor, C-F LLC and C-P LLC.

         1.2 Consideration to be Paid to Contributor. Subject to Sections 1.3 and 1.5 hereof, the Company and the Operating Partnership (as the case may be) shall, in exchange for the Property Interests (and Contributor's obligations hereunder), pay to Contributor the amount determined as follows:

             (a) The amount (the "CONSIDERATION") that Contributor would receive under the Partnership Agreement if:

            (i) the Partnership were to sell all of the Properties, free and clear of all Encumbrances, for an aggregate of $51,000,000, and in the event the Closing occurs after September 13, 1997, $54,000,000), in each case minus the outstanding principal amount of the loan relating to the Properties (the "MMLIC LOAN") from The Minnesota Mutual Life Insurance Company ("MMLIC") and

            (ii) the Partnership were to dissolve and distribute the proceeds of the sale referred to in clause (i) above and any undistributed cash (in accordance with the procedures and priorities stated in the Partnership Agreement) to be calculated as of, and assuming such sale was effective as of, the Closing Date, taking into account disposition costs and other similar costs (excluding real estate brokerage commissions) associated with such liquidation, as follows:

                  (A) the actual cost of any transfer taxes, documentary stamps and other closing costs which are normally payable by a seller in the relevant market, as more particularly described on EXHIBIT C attached hereto and made a part hereof, and

                  (B) if actually paid, the product of the assumption fee payable to MMLIC in connection with the assumption or deemed assumption of the MMLIC Loan, times a fraction, the numerator of which shall be the number of full or partial months from December 28, 1995 to the Closing, and the denominator of which shall be 120.

         (b)(i) (A) The following shall be apportioned (ratably based upon the number of days prior to and after the Closing Date to which any of the following amounts relates) between the Partnership as it was composed immediately prior to the Closing (the "PREVIOUS PARTNERSHIP") and the Operating Partnership at the Closing, as of the close of business of the day immediately preceding the Closing Date (the "APPORTIONMENT DATE"), and amounts apportioned to the Previous Partnership shall be allocated between the Operating Partnership and Contributor in accordance with the applicable provisions of the Partnership Agreement, assuming that Contributor directly or indirectly holds the interests in the Partnership held by Contributor immediately prior to the Closing Date and the Operating Partnership directly or indirectly holds all other interests in the
Partnership:

                    (I) water rates and charges, sewer taxes and rents and electricity and other utility charges, except those required to be paid directly by tenants to the entity imposing same, based upon the per diem charges obtained by using the most recent period for which readings of such utility services shall then be available;

                    (II) fuel oil and liquid propane gas, if any, at the cost per gallon most recently charged to the Previous Partnership or its relevant subsidiary entity which is the direct owner of the applicable Property, based on the supplier's measurements thereof taken within one (1) business day (to the extent practicable) of the Apportionment Date;

                  (III) rents, if, as and when collected in accordance with the provisions of Section 1.2(b)(ii);

                  (IV)   business, occupancy and sales taxes, if any;

                  (V) real and personal property taxes and assessments (or installments thereof), on the basis of the fiscal year for which payable, except those required to be paid directly by tenants to the entity imposing same; if the Apportionment Date shall be prior to the date on which the real or personal property tax rate is fixed, the apportionment of real or personal property taxes, as the case may be, shall be made on the basis of the tax rate for the preceding year applied to the latest assessed valuation and after the real or personal property taxes, as the case may be, are finally fixed, and Contributor and the Operating Partnership shall make a recalculation of the apportionment of same and the Operating Partnership and the Previous Partnership, as the case may be, shall promptly make an appropriate payment to the other based on such recalculation;

                  (VI) payments to the lender under the MMLIC Loan documents, including, without limitation, tax and insurance escrows (which shall be treated as Capital Event Proceeds under the Partnership Agreement) and interest payments;

                  (VII) all other payables and receivables of the Previous Partnership and its subsidiary entities and the general partner thereof, if any, not otherwise apportioned herein; and

                  (VIII) all other payments made by or on behalf of the Previous Partnership, any general partner thereof or any subsidiary entity for liabilities or obligations relating to a period which extends in part prior to and in part beyond the Closing Date.

            (B) If, on the Closing Date, all or any portion of any Properties shall be or shall have been affected by assessments that are, or which may become, payable in annual installments, of which the first installment is then a charge or lien or has been paid or if any of the improvements to be paid for thereby are in place or commenced, then for purposes of this Agreement only the installment which shall then be due and payable shall be apportioned between the Previous Partnership and the Operating Partnership and all of the unpaid installments of any such assessments, including those which are to become due and payable after the date hereof, shall not be deemed to be due and payable and shall continue to be liens upon such Properties, it being understood and agreed that the Operating Partnership shall be responsible for the period from and after the Apportionment Date and the Previous Partnership shall be responsible for the period prior to the Apportionment Date, regardless of when such installments are due and payable.

            (C) To the extent that any refund of real property taxes, water rates and charges or sewer taxes and rents made after the Closing Date is applicable to a period before the Closing Date, such refund shall be payable to the Previous Partnership within 10 business days from the date of receipt thereof, subject to the reasonable costs incurred in obtaining same and to tenants having a right to any portion of such refunds, and the Operating Partnership shall indemnify the Previous Partnership from and against all claims, damages and expenses incurred by the Previous Partnership if any claim by any tenant is made that the Operating Partnership's pursuit of such refunds was inadequate or insufficient.

            (D)   Contributor and the Operating Partnership agree that

                  (I) in the event that there have been underbillings of operating expenses, due to underestimating, resulting in underpayments by tenants applicable to a period before the Closing Date, the Operating Partnership shall directly or indirectly bill such tenants for such underpayments (or Contributor may so bill) and any amounts directly or indirectly paid to the Operating Partnership (or Contributor) in respect thereof shall be deemed paid to the Previous Partnership (less any costs incurred in connection with the collection of same), and

                  (II) in the event that there have been overbillings of operating expenses or real estate tax contributions resulting in overpayments by tenants applicable to a period before the Closing Date, the Previous Partnership shall indemnify the Operating Partnership and the Partnership and hold the Operating Partnership and the Partnership harmless from and against claims, damages and expenses incurred, directly or indirectly, by the Operating Partnership for Contributor's ratable share incurred as a result of such overbillings.

            (E) Within 10 business days following the Closing and periodically thereafter, for a period of up to 120 days, if additional adjustments are necessary, the Operating Partnership shall prepare a schedule demonstrating the computation of the Closing Date reimbursement adjustments, including detailed supporting schedules for each of the line items appearing in such computation. If Contributor disputes the amount of the adjustments, then the Operating Partnership and Contributor shall make a good faith effort to resolve such dispute. If the Operating Partnership and Contributor are unable to resolve such disagreement within a reasonable period of time (not to exceed 20 days), either the

Operating Partnership or Contributor may pursue all remedies available pursuant to applicable law.

            (ii) (A) Subject to Section 1.2(b)(ii)(B) and (C), if the Operating Partnership shall directly or indirectly receive rents under any lease after the Closing Date from tenants which are thirty-one (31) days or more in arrears in the payment of rent as of the Closing Date, the same shall be allocated first, to the payment of current rent then due for the month in which the rent is received, second, to the payment of rent due for the month prior to the month in which the rent is received and such allocation shall continue by month in reverse chronological order until all arrearages have been paid. For example, if the Operating Partnership shall directly or indirectly receive two (2) months' rent on January 15 under a lease which is in arrears for the months of October, November, December and January, the two months' rent shall first be applied to rent due for the month of January, second to rent due for the month of December, and the months of October and November shall remain in arrears. With respect to rents due for the month during which the Closing occurs, the Operating Partnership shall render an accounting to Contributor, and the amount of such rents shall be apportioned between the Previous Partnership and the Operating Partnership based upon the Apportionment Date.

            (B) Subject to the provisions of the last sentence of this clause
(B), at the end of the fiscal year with respect to which any additional rent is payable under a lease, there shall be a calculation of the amount of each of such additional rents to which each of the Previous Partnership and the Partnership is entitled, based upon the Apportionment Date, with the Previous Partnership being entitled to an amount equal to the amount of additional rent multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in said fiscal year with respect to which additional rent under such lease was payable prior to the Closing Date, and the denominator of which is the total number of days in said fiscal year during which additional rent under such lease was payable, and the Operating Partnership shall be entitled to the remaining portion of such additional rent. Anything to the contrary contained in this clause (B) notwithstanding, with respect to tenants which are 31 days or more in arrears in the payment of additional rent under leases as of the Closing Date, the provisions of Section 1.2(b)(ii)(A) shall apply as if such arrearage were for rents and not for additional rent.

            (C) If there shall be any change in the assessed value of any Property or in the base amounts utilized in the calculation of any additional rents generated by any Property, or for any other reason, so that any tenant shall be required to pay additional rents with respect to any period prior to the Closing Date, the Operating Partnership shall bill or cause to be billed such tenants therefor and shall use commercially reasonable efforts to collect the amount thereof, for a period of up to 120 days following the Closing Date, and any such amounts directly or indirectly received by the Operating Partnership, less the reasonable third-party costs incurred in collecting such additional rents, shall be paid by the Operating Partnership to the Previous Partnership promptly after receipt.

         (c) Attached hereto as EXHIBIT D, and made a part hereof, is a model of the calculations described in Section 1.2(a) utilizing an assumed date for the sale of the Properties of March 31, 1997. This model shall govern the determination of the Consideration and shall be utilized by the parties as a methodology for performing the calculation set forth in Section 1.2(a); any ambiguity in the provisions set forth in Section 1.2(a) shall be resolved by Ernst & Young LLP (or, if Ernst & Young LLP shall not be available, such other accounting firm of nationally recognized standing as shall be chosen by the Operating Partnership and Contributor within two business days after receipt of notice of such unavailability) by reference to such model.

         (d) The Consideration shall be paid to the Contributor in the form of a combination of (i) cash, (ii) shares of Common Stock and (iii) OP Units in the percentages set forth in a written notice from the Contributor to the Operating Partnership and the Company that must be received on or before April 29, 1997. In the event no timely election is made, Contributor will receive the Consideration in the following proportion: 50% in cash, and 50% through the issuance of Common Stock. In the event Contributor elects to receive all or a portion of the Consideration in respect of its contribution of Property Interests in shares of Common Stock, Contributor shall transfer to the Company an undivided percentage interest in the Property Interests that corresponds to the percentage of the Consideration that will be paid in shares of Common Stock. The balance of the Property Interests shall be contributed to the Operating Partnership.

         (e) For purposes of this Agreement, each share of Common Stock and each OP Unit shall be valued based on the mid-point of the price range (the "MID-POINT PURCHASE PRICE") per share of Common Stock set forth in the Preliminary Prospectus (as defined below). For purposes of this Agreement, the term "PRELIMINARY PROSPECTUS" means the last preliminary prospectus of the Company circulated to investors in connection with the IPO, or any subsequent preliminary prospectus which is included in a subsequent amendment to the Company's Registration Statement on Form S-11 which is declared effective by the Securities and Exchange Commission. It is the intention of the parties that the definition shall mean that preliminary prospectus in which REIT Sponsor equity is last determined. For purposes of this Agreement, the term "REIT SPONSORS" shall mean Lawrence H. Feldman, Robert L. Cox, Joseph D. Kasman, Scott Jensen, Eric Reimer and Reuben Friedberg, including their direct or indirect interests in any affiliates controlled by any of them.

         1.3 Adjustments Relating to the Allocation of the Consideration. (a) In the event Contributor elects to receive more than fifty percent (50%) of the Consideration in the form of OP Units and/or shares of Common Stock, then the number of OP Units or shares of Common Stock to be received by Contributor (as designated by Contributor) shall be increased based upon the following:

                           IP x C x 0.5 x 0.07 x 1
                                                 --
                                                 MP
where:

         IP   =   the difference between (1) the aggregate percentage of the
                  Consideration that Contributor elects to receive in the form of OP Units and shares of Common Stock and (2) 50% (expressed as a decimal fraction);

         C    =   the amount of the Consideration (without regard to any
                  adjustments made pursuant to this Section 1.3 or Section 1.5);
                  and

         MP   =   the Mid-Point Purchase Price.

For example, if (i) Contributor elects to receive 70% of the Consideration in the form of OP Units and shares of Common Stock, (ii) the amount of the Consideration is $51,000,000, and (iii) the Mid-Point Purchase Price is $25, then the aggregate number of OP Units or shares of Common Stock to be received by Contributor shall be increased by 14,280.

         (b) In the event Contributor elects to receive less than fifty percent (50%) of the Consideration in the form of OP Units and/or shares of Common Stock, then the cash portion of the Consideration shall be reduced by an amount determined as follows:

                               IP x C x 0.5 x 0.07

where:

         IP   =   the difference between (1) the aggregate percentage of the
                  Consideration that Contributor elects to receive in cash and
                  (2) 50% (expressed as a decimal fraction); and

         C    =   the amount of the Consideration (without regard to any
                  adjustments made pursuant to this Section 1.3 or Section 1.5).

For example, if (i) Contributor elects to receive 70% of the Consideration in the form of cash, and (ii) the amount of the Consideration is $51,000,000, then the cash portion of the Consideration shall be reduced by $378,000.

         (c) The adjustments to the Consideration set forth in Section 1.3(a) and (b) shall be made after the calculation of the Consideration pursuant to
Section 1.2(a), and without further recomputation pursuant to Section 1.2(a).

         (d) Notwithstanding the foregoing provisions of this Section 1.3, in the event that adjustments to the Consideration are required to be made as a result of a violation or potential violation of the limitation on ownership contained in clause (1) of the legend contained in Section 3.7(b) hereof, such adjustment to the Consideration shall not be deemed to have been made at the election of Contributor, and no further adjustment shall be made pursuant to
Section 1.3(b) hereof.

         1.4 Deferred Management Fee and Amendments to Management Agreements. In addition to Contributor's foregoing obligations, Contributor and/or its affiliates, as the case may be, shall at the Closing agree to amend each of the Management Agreements (as defined below) to provide that the Management Agreements shall not be terminated during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date unless either (i) Contributor or its affiliates pays to Tower Equities Management, Inc., a Delaware corporation and the management affiliate of the Company and the Operating Partnership ("TEMI"), the applicable management company the Cancellation Payment (as hereinafter defined) prior to such cancellation or (ii) such cancellation is made either (1) pursuant to Sections 7(a)(i), (ii), (iv), (v), (vi) or (vii) or 7(b) of the Mountainside Agreement or pursuant Section 7(a)(ii), (iii), (v), (vi), (vii) or (viii) or 7(b) of the Lakeside Agreement or the Warner Agreement, as the case may be, or
(2) upon an Uncured Default Event (as defined below) or (3) because TEMI fails to be the exclusive property manager of all of the McClintock Fountain, Union Crossing and Cobblestone Plaza properties (collectively, the "MANAGEMENT AGREEMENT AMENDMENTS"). As used herein, the phrase "CANCELLATION PAYMENT" shall mean a payment equal to the number derived by multiplying (A) the average management fee paid during the twelve consecutive (12) months immediately preceding the effective date of such cancellation by (B) a fraction the a numerator of which equals the number of months from the effective date of such cancellation through the second anniversary of the date hereof and (y) a denominator equal to twelve (12). As used herein, the term "MANAGEMENT AGREEMENTS" means, collectively, that certain Property Management Agreement dated as of January __, 1995 between Mountainside Plaza Associates, Limited Partnership and Tower Equities of Arizona, L.L.C. ("TEA") (the "MOUNTAINSIDE AGREEMENT"); that certain Property Management Agreement dated as of May 12, 1995 between Lakeside Plaza Associates, Limited Partnership and TEA (the "LAKESIDE AGREEMENT"); and that certain Property Management Agreement dated as of May 12, 1995 between Warner Ranch Associates, Limited Partnership and TEA (the "WARNER AGREEMENT"). As used herein, the term "UNCURED DEFAULT EVENT" means the occurrence of two Uncured Defaults (as defined below) which occur during any 60-day period provided that the corresponding notices of default are not less than 30 days apart or the occurrence of three Uncured Defaults which occur during any 12 consecutive month period. As used herein, an "UNCURED DEFAULT" means one particular, specifically identified obligation of the manager under the respective Management Agreement that is breached and is not cured within ten days' written notice thereof, provided, however, that such ten-day cure period shall be extended one day for each day of delay attributable to the events described in Section 7(d) of that certain Property Management Agreement dated as of December 10, 1996 between East Broadway 5151 Limited Partnership and TEA. At the Closing, Contributor shall, or shall cause its affiliates to, enter into amended and restated Management Agreements with TEMI, that reflect the current terms of such agreements as modified as set forth above.

         1.5 Additional Consideration. In the event (a) the Closing occurs on or before September 13, 1997 and (b) the product of (i) the Mid-Point Purchase Price and (ii) the aggregate number of shares of Common Stock and OP Units issued or to be issued to the REIT Sponsors (but specifically excluding any shares of Common Stock or OP Units issued or to be issued to Morgan Stanley Asset Management Inc. or any entity advised thereby) as of the Closing of the IPO, exceeds $20,000,000, then Contributor shall receive the following number of additional shares of

Common Stock or OP Units (determined as a percentage to be designated by Contributor prior April 29, 1997, and as computed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated):

                       0.027793 x {REIT Sponsor Equity -
            [(FFO(n)/(FFO(t)) x REIT Sponsor Equity] - $20,000,000},
            --------------------------------------------------------
                            Mid-Point Purchase Price

where REIT Sponsor Equity     =     The aggregate number of shares of Common
                                    Stock and OP Units issued or to be issued to the REIT Sponsors, times the Mid-Point
                                    Purchase Price.

        FFO(n)                =     Estimated 1997 funds from operations
                                    relating to any properties (the "NEW
                                    PROPERTIES") directly or indirectly acquired or to be acquired as of the Closing Date by the Company, other than properties set forth on Exhibit H hereto. Funds from operations for the New Properties shall be equal to NOI for the New Properties, minus the debt service allocable to the New Properties. The debt service allocable to the New Properties shall be equal to the amount of principal and interest payments on all indebtedness for money borrowed of the Company on a consolidated basis, times the NOI for the New Properties, divided by the NOI for all properties directly or indirectly owned by the Company.

         FFO(t)               =     Estimated 1997 funds from operations
                                    relating to all properties directly or
                                    indirectly owned or to be owned as of the Closing Date by the Company. Funds from operations shall be equal to NOI for all such properties, minus the Company's debt service. The Company's debt service shall be equal to the amount of principal and interest payments on all indebtedness for money borrowed of the Company on a consolidated basis.

          NOI                 =     The net cash flow (determined after giving
                                    effect to the "straight lining" of rents over applicable rental periods) after operating expenses for the applicable properties.

         1.6 Contribution of Certain Rights. Except as provided in Section 5.10(a), effective upon the Closing, Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of Contributor, if any, under the agreements pursuant to which Contributor or its affiliates initially acquired the Property Interests transferred pursuant to this Agreement.

         1.7 Payment of Debt. Effective upon the Closing, the Operating Partnership shall cause the Partnership to maintain any and all outstanding debt encumbering the Properties.

         1.8 Treatment as Contribution. The transfer, assignment and exchange of interests effectuated with respect to the Operating Partnership, pursuant to this Agreement, shall constitute a "CAPITAL CONTRIBUTION" pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). The transfer, assignment and exchange of interests effectuated with respect to the Company pursuant to this Agreement is intended to be governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

         1.9 Additional Documents. At the Closing of the IPO, Contributor shall enter into with the Operating Partnership, the Company or the underwriters for the IPO (as the case may be) an exchange rights agreement, a registration rights agreement and a lock-up agreement, substantially in the same form as those attached hereto as EXHIBITS E, F and G, respectively.

         1.10 Appointment of Observer. Effective on and for each year after the IPO, until the aggregate number of OP Units and shares of Common Stock held by Contributor and Office Invest Sub LLC is less than 50% of the number of OP Units and shares of Common Stock held by Contributor and Office Invest Sub LLC, immediately following the IPO, the Company, on behalf of itself and the Operating Partnership, will afford one person selected by Contributor and DD Investment Partners, L.P. ("DDI"), full Board observation rights, including (i) full and timely notice of all meetings of the Board of Directors and each of its committees, (ii) copies of all written and other materials disseminated to members of the Board or its committees, (iii) the right to attend in person or by telephone all meetings of the Board or its committees, (iv) the right to receive all reports concerning the business and financing of the Company and the Operating Partnership that are prepared or otherwise provided to the Company and the Operating Partnership, (v) the right to consult at least once per calendar quarter, if requested by DDI, with the management personnel of the Company concerning the finances and operations of the Company and the Operating Partnership and (vi) the right to receive in advance written notice from the Company of any acquisition or divestiture by the Company or the Operating Partnership (subject to the requirements of applicable securities laws).

         1.11 Option to Purchase Property Interests for Increased Price; Termination of Agreement. (a) At any time after the date hereof and on or prior to December 13, 1997, in connection with the formation of a private real estate investment trust by the Company (a "PRIVATE REIT"), upon ten business days notice to Contributor, the Company and the Operating Partnership shall have the right to purchase the Property Interests and to pay to Contributor in cash the amount (the "PRIVATE REIT CONSIDERATION") that Contributor would receive under the Partnership Agreement if:

         (i) the Partnership were to sell all of the Properties, free and clear of all liens, mortgages and other encumbrances, for $54,000,000, minus the outstanding principal amount of the MMLIC Loan; and

         (ii) the Partnership were to dissolve and distribute the proceeds of the sale referred to in clause (i) above (in accordance with the procedures and priorities stated in the Partnership Agreement) to be calculated as of, and assuming such sale was effective as of, the closing date for such Private REIT (the "PRIVATE REIT CLOSING DATE"), taking into account disposition costs and other similar costs (excluding real estate brokerage commissions) associated with such liquidation, as follows:

                  (A) the actual cost of any transfer taxes, documentary stamps and other closing costs which are normally payable by a seller in the relevant market, as more particularly described on EXHIBIT C attached hereto and made a part hereof, and

                  (B) if actually paid, the product of the assumption fee payable to MMLIC in connection with the assumption or deemed assumption of the MMLIC Loan, times a fraction, the numerator of which shall be the number of full or partial months from December 28, 1995 to the Closing, and the denominator of which shall be 120.

         (b) In the event the Company and the Operating Partnership exercise the option set forth in Section 1.11(a), then (i) the obligation to make any payment in respect of the Consideration or issue any shares of Common Stock or OP Units pursuant to Section 1.2 hereof or any other provision of this Agreement and the obligations under Sections 1.3 and 1.10 hereof shall terminate, and shall be of no further force and effect; and (ii) Contributor and the Operating Partnership shall make or cause to be made the apportionments and allocations set forth in
Section 1.2(b) hereof.


                                   ARTICLE II
                                     CLOSING

         2.1 Conditions Precedent. (a) The obligation of the parties to consummate the transactions contemplated hereby, other than those set forth in
Section 1.11 hereof, are subject to the closing of the IPO (the "IPO CLOSING"), including, without limitation, the requirement that at or prior to Closing the direct and indirect holders (other than Contributor) of interests in the Partnership shall have transferred such interests to the Company or Operating Partnership in connection with the IPO. If the Company and the Operating Partnership are unable to consummate the IPO Closing on or before December 13, 1997, this Agreement shall terminate and be of no force and effect, the parties hereto shall be relieved of any obligations hereunder.

         (b) The obligation of the Company and the Operating Partnership to consummate the transactions contemplated hereby shall be subject to the following additional conditions:

         (i) the representations and warranties of Contributor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date; provided, however, that in the event that the Closing relates to the transactions set forth in Section 1.11 hereof, the representations and warranties set forth in Sections 3.6 and 3.7 hereof need not be true and correct;

         (ii) each of the obligations of Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

         (iii) the Company and the Operating Partnership shall have received a certificate of an executive officer of Contributor certifying as to clauses (i) and (ii) above;

         (iv) concurrently with the Closing, Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

         (v) Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

         (vi) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

                  (vii) there shall not have occurred between the date hereof and the Closing Date any material adverse change in the Partnership's businesses.

                  The foregoing conditions may be waived by the Company and the Operating Partnership in their sole and absolute discretion.

         (c) The obligation of Contributor to consummate the transactions contemplated hereby shall be subject to the following additional conditions:

                  (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

                  (ii) each of the obligations of the Company and the Operating Partnership to be performed by either of them shall have been duly performed by it on or before the Closing Date;

                  (iii) Contributor shall have received a certificate of an executive officer of the Company certifying as to clauses (i) and (ii) above;

                  (iv) concurrently with the Closing, the Company and the Operating Partnership shall have executed and delivered to the Operating Partnership the documents required to be delivered by them pursuant to Section 2.3 hereof;

                  (v) the Company and the Operating Partnership shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

                  (vi) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

                  (vii) there shall not have occurred between the date hereof and the Closing Date any material adverse change in the businesses (other than the Partnership's business) proposed to be acquired and operated by the Operating Partnership in following the IPO or the formation of the Private REIT, as applicable

                  (viii) Contributor shall have received the Consideration or the Private REIT Consideration, as applicable; and

                  (ix) the Closing shall have occurred under the Contribution Agreement dated as of the date hereof among the Company, the Operating Partnership and Office Invest Sub LLC.

            The foregoing conditions may be waived by Contributor in its sole and absolute discretion.

         2.2 Time and Place. The date, time and place of the transactions contemplated hereunder shall be the day of the IPO Closing or the formation of the Private REIT, as the case may be, at 10:00 a.m. in the office of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 (the "CLOSING" or "CLOSING DATE"). The transfers described in Article I hereof and all closing deliveries shall be deemed concurrent for all purposes and shall occur immediately after the closing of the IPO.

         2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, the legal documents and other items (collectively, the "CLOSING DOCUMENTS") necessary to carry out the intention of this

Agreement, which Closing Documents and other items shall include, without limitation, the following:

                  (a) a Contribution and Assumption Agreement in substantially the form of EXHIBIT B attached hereto and made a part hereof;

                  (b) the Amendment evidencing the transfer of OP Units to Contributor;

                  (c) the Management Agreement Amendments;

                  (d) an Exchange Rights Agreement in substantially the form of EXHIBIT E attached hereto and made a part hereof;

                  (e) a Registration Rights Agreement in substantially the form of EXHIBIT F attached hereto and made a part hereof;

                  (f) a Lock-Up Agreement in substantially the form of EXHIBIT G attached hereto and made a part hereof;

                  (g) the Partnership's books and records and securities or other evidences of ownership held by Contributor, provided, however, that Contributor shall continue to have reasonable access to inspect the same from time to time;

                  (h) an affidavit from Contributor, stating under penalty of perjury Contributor's United States taxpayer identification number and that Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying any other withholding requirements;

                  (i) secretary's certificates from each of the Company (on its own behalf and as general partner of the Operating Partnership) and Contributor certifying as to each of the Company's, the Operating Partnership's and Contributor's respective organizational documents and resolutions or other actions authorizing the consummation of the transactions contemplated hereby; and

                  (j) customary opinions of counsel relating to the organization and good standing of Contributor, on the one hand, and the Company and the Operating Partnership, on the other, authorization of the transactions contemplated hereby, due execution, delivery and enforceability of this Agreement and such other matters as shall be reasonably requested by the party or parties receiving such opinion.

            Notwithstanding the foregoing, in the event of a Closing resulting from the exercise of the option set forth in Section 1.11 hereof, Contributor shall not be required to deliver the documents set forth in Section 2.3(d), (e) and (f) above.

         2.4 Closing Costs. The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby
(notwithstanding the allocation of such expenses as provided in connection with the calculation of the Consideration).

         2.5 Good Faith Efforts. Each of the parties hereto agrees to proceed in good faith to facilitate the IPO. The Company has and agrees to continue to diligently pursue the IPO until the earlier to occur of (i) December 13, 1997, and (ii) the date upon which the Company sends written notice to Contributor that it reasonably believes that the IPO cannot be completed by December 13, 1997 (a "REIT TERMINATION NOTICE"). The Company shall provide Contributor with monthly progress reports in writing with respect to the IPO.


                                   ARTICLE III
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR

         As a material inducement to the Company and the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, Contributor hereby makes to the Company and the Operating Partnership, with respect to the Property Interests, each of the representations and warranties set forth in this Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to consummate the contribution of Contributor's Property Interests to the capital of the Operating Partnership, such representations and warranties must be true as of the Closing Date.

         3.1 Title to Interests.

             (a) Contributor owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other rights of any nature whatsoever (except for any of the foregoing given in respect of the mortgage indebtedness encumbering the Properties or arising under the Partnership Agreement (any of the foregoing, a "PERMITTED PLEDGE")) (each, an "ENCUMBRANCE"), and has full power and authority to convey free and clear of any Encumbrances, its Property Interests and, upon delivery of a Contribution and Assumption Agreement by Contributor conveying its Property Interests and delivery of the Consideration by the Company and the Operating Partnership for such Property Interests as herein provided, the Company and the Operating Partnership will acquire, as a contribution to its capital, good and valid title to the Property Interests, free and clear of any Encumbrance, except Encumbrances created in favor of the Company or the Operating Partnership by the transactions contemplated hereby.

             (b) Contributor will fund before the same is past due all capital contributions and advances to the Partnership that are required to be funded or advanced prior to the Closing.

                  (c) In making the representations in this Section 3.1 regarding the absence of Encumbrances, Contributor may assume that all consents and waivers of rights required to be received under the Partnership Agreement have been given by all other partners or members of the Partnership, as the case may be.

         3.2 Organization; Authority; No Conflicts

             (a) Contributor is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization.

             (b)  Contributor has full right, authority, power and capacity:

                  (i) to execute and deliver this Agreement, each Closing Document and each other agreement, document and instrument to be executed and delivered by or on behalf of Contributor pursuant to this Agreement;

                  (ii) to perform the transactions contemplated hereby and thereby; and

                  (iii) to transfer, assign, convey and deliver the Property Interests to the Company and the Operating Partnership in accordance with this Agreement.

              (c) (i)   All applicable corporate, partnership, limited liability
company, trust or other action necessary for such Contributor to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of Contributor pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date.

                  (ii) Except for any that have been obtained, no approval, authorization or consent of the shareholders, limited partners, members (other than a managing member) or beneficiaries of Contributor is or was required for the execution, delivery and performance described in paragraph (c)(i) above.

              (d) This Agreement, each Closing Document and each other agreement, document and instrument executed and delivered by or on behalf of Contributor pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of Contributor, each enforceable in accordance with its respective terms, subject, however, as to enforceability to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, and other similar laws of general applicability and to general principles of equity (whether interpreted in a proceeding at law or in equity).

              (e) Except for any breaches, violations or defaults which will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing, the execution, delivery and performance of this Agreement, the Closing Documents and each other agreement, document and instrument to be executed and delivered by or on behalf of such Contributor:

                  (i) does not and will not violate Contributor's partnership agreement or operating agreement, as applicable;

                  (ii) does not and will not violate any foreign, federal, state, local or other laws applicable to Contributor or require Contributor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                  (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement or any other agreement, contract, instrument, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Contributor is a party or by which the property of Contributor is bound or affected, or result in the creation of any Encumbrance on any of the property or assets of the Partnership.

                  (f) In making the representations set forth in this Section 3.2, Contributor may assume

                  (i) that all consents and waivers of rights required to be received under the Partnership Agreement have been given by all other partners or members of the Partnership, as the case may be;

                  (ii) that, for purposes of making such representation as of the date hereof, any Permitted Pledge has been released; and

                  (iii) that MMLIC has given all necessary consents and approvals.

            (g) Notwithstanding anything to the contrary contained in this Agreement, Contributor

                  (i) makes no representation or warranty regarding the necessity of receiving the consent or approval of MMLIC to the transactions contemplated hereby,

                  (ii) hereby delegates to the Company and the Operating Partnership all necessary authority to act on their own behalf and on behalf of Contributor to obtain any such required consent or approval (including the right to pursue all available remedies), and

                  (iii) agrees to exercise commercially reasonable efforts in concert with the Company and the Operating Partnership to procure any such required consent or approval,

provided, however, that in the case of (ii) and (iii), neither the Company nor the Operating Partnership may obligate Contributor to make any payment or perform or refrain from performing any action in connection therewith.

         3.3      Litigation.

                  (a) Contributor knows of no litigation or proceeding, whether judicial, administrative or arbitral, pending or overtly threatened, affecting all or any portion of Contributor's Property Interests (other than litigation or proceedings with respect to the Properties) or Contributor's ability to consummate the transactions contemplated hereby.

                  (b) Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Property Interests which would impair such Contributor's ability to enter into and perform all of its obligations under this Agreement.

         3.4      No Other Agreements.

                  (a) Except as set forth in the Partnership Agreement and this Agreement, Contributor has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer, dispose of or in any way encumber any of Contributor's Property Interests or restricting in any way Contributor's ability to contribute Contributor's Property Interests to the capital of the Company or the Operating Partnership or to enter into any agreement with respect to Contributor's Property Interests.

                  (b) In making the representations set forth in this Section 3.4, Contributor may assume

                    (i) that all consents and waivers required under the Partnership Agreement have been given by all other partners or members of the Partnership, as the case may be;

                    (ii) that, for purposes of making such representations as of the date hereof, any Permitted Pledge has been released; and

                    (iii) that MMLIC has given all necessary consents and approvals.

         3.5 No Brokers. Contributor has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.6      Investment Representations and Warranties.

                  (a) Contributor understands that an investment in the Company or the Operating Partnership involves substantial risks and is capable of bearing the economic risk of its investment in Common Stock or OP Units

                  (b) Contributor is an Accredited Investor.

                  (c) Contributor has not retained a person that is not employed by Contributor to represent or advise it with respect to its investment hereunder.

                  (d) Contributor has been given the opportunity to make a thorough investigation of the proposed activities of the Company and the Operating Partnership.

                  (e) Contributor has been afforded the opportunity to obtain any additional information requested by it.

                  (f) Contributor has had an opportunity to ask questions of and receive answers from representatives of the Company and the Operating Partnership concerning the Company and the Operating Partnership and their respective proposed activities and the terms and conditions of an investment in Common Stock or OP Units.

                  (g) The Common Stock and OP Units to be issued to Contributor will be acquired by Contributor for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  (h) Contributor was not formed for the specific purpose of acquiring an interest in the Company or the Operating Partnership.

                  (i) Contributor acknowledges that:

                      (i) the Common Stock or OP Units to be issued to such Contributor at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and any shares of Common Stock or OP Units that are represented by certificates will bear the legend set forth in Section 3.7,

                      (ii) the Company's and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein,

                      (iii) the Common Stock or OP Units to be issued to Contributor at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

                       (iv)  there is no public market for the OP Units, and

                       (v) except as set forth in the Registration Rights Agreement, the Company and the Operating Partnership has no obligation or intention to register the shares of Common Stock or OP Units to be issued to Contributor pursuant to this Agreement under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

                  (j) Contributor hereby acknowledges that because of the restrictions on transfer or assignment of the Common Stock and OP Units to be issued hereunder, which will be set forth in the OP Agreement and in the lock-up agreement referred to in Section 1.9, Contributor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any shares of Common Stock or OP Units issued hereunder for an indefinite period of time.

                  (k) The address previously provided by Contributor to the Operating Partnership is the address of Contributor's principal place of business, and Contributor has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business is situated.

         3.7 Legends. (a) Contributor acknowledges that each certificate, if any, representing the OP Units (and any shares of Common Stock that might be exchanged therefor) and each certificate representing shares of Common Stock shall bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

            (b) Contributor also acknowledges that each certificate representing shares of Common Stock (including shares for which the OP Units might be exchanged) shall also bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.80% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING

 COMMON STOCK OF THE
         CORPORATION; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT HAVE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, SHALL HAVE THE MEANINGS THEREIN DEFINED. A COPY OF SUCH CHARTER, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION.

         3.8 Covenant to Remedy Breaches. So long as this Agreement is in effect, but in no event subsequent to the Closing Date, Contributor covenants to use all reasonable efforts within its control:

                  (a) to prevent the breach of any representation or warranty of Contributor hereunder;

                  (b) to satisfy all covenants of Contributor hereunder; and

                  (c) to clear promptly any breach of a representation, warranty or covenant of Contributor hereunder upon its learning of same.

         3.9 Actions Prior to Closing. Between the date hereof and the Closing Date, Contributor shall not:

                  (a) sell or transfer all or any portion of any Property Interest; or

                  (b) mortgage, pledge or encumber (or permit to become encumbered) all or any portion of any Property Interest.

         3.10 Certain ERISA Matters. Contributor is neither an "employee benefit plan" within the meaning of Section 3(3) of ERISA (a "PLAN") nor an entity whose assets include, or will include immediately following the consummation of the transactions contemplated hereby, the assets of a Plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor. The execution, delivery and performance of this Agreement, each Closing Document to which Contributor is a party and each such agreement, document and instrument by the Contributor will not constitute a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         3.11 Principal Purpose. Contributor's principal purpose is other than to permit the Partnership to satisfy the 100 partner limitation under Treasury Regulation 1.7704-1(h)(3).


                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF THE COMPANY AND THE OPERATING PARTNERSHIP

         As a material inducement to Contributor to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Operating Partnership hereby make to Contributor each of the representations and warranties set forth in this Article IV, which representations and warranties are true as of the date hereof and shall be true as of the Closing Date.

         4.1      Authority.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and the Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Each of the Company and the Operating Partnership has full right, authority, power and capacity:

                    (i) to execute and deliver this Agreement, each Closing Document to which it is a party and each other agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Agreement;

                    (ii) to perform the transactions contemplated hereby and thereby; and

                    (iii) to issue shares of Common Stock and OP Units, as applicable, to each Contributor pursuant to and in accordance with the terms of this Agreement.

                  (c) This Agreement, each Closing Document to which the Company or the Operating Partnership is a party and each agreement, document and instrument executed and delivered by the Company or the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company or the Operating Partnership party thereto, each enforceable in accordance with its respective terms, subject, however, as to enforceability to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, and other similar laws of general applicability and to general principles of equity (whether interpreted in a proceeding at law or in equity).

                  (d) The execution, delivery and performance of this Agreement, each Closing Document to which the Company or the Operating Partnership is a party and each such agreement, document and instrument by the Company or the Operating Partnership:

                     (i) in the case of the Operating Partnership, does not and will not violate the OP Agreement;

                     (ii) does not and will not violate any foreign, federal, state, local or other laws applicable to the Company or the Operating Partnership, as the case may be, or require the Company or the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                     (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement, any other material agreement, contract, instrument, lease, permit or authorization, or any order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or the Operating Partnership is a party or by which the property of either of them is bound or affected.

         4.2 No Brokers. The Company and the Operating Partnership have not entered into, and covenant that they will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of Contributor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.3 Sale of Property. The Company and the Operating Partnership agree that, in connection with any sale of any of the Properties within two years after the Closing Date, the Company and the Operating Partnership will pay Contributor an amount representing the federal and state income tax liability associated with the recognition of gain by Contributor in connection with such sale (the "MAKE-WHOLE AMOUNT"). No Make-Whole Amount would be due in the case of a transaction that does not result in the recognition of gain for tax purposes (such as Section 1031 "like-kind" exchanges under the Code). The provisions of this Section 4.3 shall survive the Closing for a period of two years.

         4.4 Allocation of Built-in Gain. Notwithstanding anything to the contrary contained in the OP Agreement, the Operating Partnership agrees to use the "traditional method" described in Treasury Regulation 1.704-3(b) in making allocations to its partners with respect to the Properties under Section 704(c) of the Internal Revenue Code of 1986, as amended.

         4.5 REIT Sponsors. The Company and the Operating Partnership represent and warrant that the REIT Sponsors constitute all of the employees of the Company and the Operating Partnership who will receive, directly or indirectly, OP Units or shares of Common Stock in connection with the IPO, provided, however, that (a) Clifford L. Stein is expected to receive, directly or indirectly, OP Units and is also expected to be employed by the Company or the Operating Partnership, and (b) Robert M. Adams is expected to receive, directly or indirectly, OP Units and is also expected to be a director of the Company.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Amendment. This Agreement may only be amended by a written agreement duly executed by both Contributor and the Operating Partnership. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

         5.2      Entire Agreement; Counterparts; Applicable Law. This
Agreement:

                  (a) notwithstanding any provisions of the OP Agreement to the contrary, this Agreement constitutes the entire agreement and, to the extent specifically set forth herein, supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, specifically, supersedes Sections 13.1(a)-(d) and
(f), 13.2, 13.4, 13.5 and 13.6 (but not Section 13.1(e) or Section 13.3) of the
Partnership Agreement; however, no part of Article 13 of the Partnership Agreement shall be deemed superseded with respect to any REIT Election (as defined in the Partnership Agreement) subsequent to the one currently being exercised in connection with the IPO;

                  (b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument; and

                  (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflicts of law provisions thereof.

         5.3 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided, however, that this Agreement may not be assigned (i) by the Company and the Operating Partnership without the prior written consent of Contributor, or (ii) except as permitted herein, by Contributor without the prior written consent of the Company and the Operating Partnership, and any attempted assignment without such consent shall be void and of no effect, provided further, however, that the Company and the Operating Partnership may assign all or any portion of this Agreement, the Closing Documents and any agreement contemplated hereunder or thereunder to the Company or to a Controlled Affiliate of the Operating Partnership or the Company without Contributor's consent. The term "CONTROLLED AFFILIATE" shall mean an entity the majority of the voting stock of which, or the general partner or managing member of which, is or is under the control of and is beneficially owned by the Company, the Operating Partnership or a public or private real estate investment trust controlled by Lawrence H. Feldman.

         5.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         5.5 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, except as expressly provided herein.

         5.6 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties agree (i) to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and (ii) to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

         5.7 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are respectively entitled under this Agreement or otherwise at law or in equity.

         5.8 Notices. Any notice or demand which must or may be given under this Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery, (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service utilizing its next day delivery service (such as Federal Express); addressed and delivered in the case of a notice to the Operating Partnership to the following address:

            Tower Realty Operating Partnership, L.P.
            c/o Feldman Equities
            120 West 45th Street
            New York, New York  10036-4003
            Attention:  Lawrence Feldman

with a copy to:

            Battle Fowler LLP
            75 East 55th Street
            New York, New York 10022
            Attention:  Bradley A. Kaufman, Esq.

and addressed and delivered, in the case of a notice to Contributor, to the address set forth in EXHIBIT A hereto.

         5.9 Waiver of Rights; Consents with Respect to Partnership Interests. From and after the Closing Date,

                  (a) Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby (including the declaration of any dividend or distribution in the form of Property Interests) may conflict with and may not have been contemplated by the Partnership Agreement or another agreement among one or more of the partners of the Partnership.

                  (b) With respect to the Partnership, Contributor expressly gives all Consents (and any consent necessary to authorize the proper parties in interest to give such Consents) and Waivers necessary or desirable to facilitate any Conveyance Action relating to such partnership (as such terms are defined below).

                  (c) Contributor agrees that it will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in the Partnership.

                  (d) The Waivers and Consent contained in this Section 5.9 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

                  (e) As used herein, the term "CONVEYANCE ACTION" means, with respect to the Partnership,

                  (i) the conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is a Contributor hereunder) of its direct or indirect interest in the Partnership to the Operating Partnership or the Company or to another person in connection with the formation of the Operating Partnership or the Company, or

                  (ii) the entering into by any such partner or holder of any agreement relating to

                       (A) the formation of the Operating Partnership or the Company,

                       (B) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest, or

                       (C) the transactions described in or contemplated by the Registration Statement or the prospectus included therein relating to the IPO, or

                  (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing):

                           (A) any sale or distribution to any person of a
                  direct or indirect interest in the Partnership or an undivided tenant-in-common interest in the Property represented by such partnership interest;

                           (B) entering into any agreement with any person or
                  entity that grants to such person or entity the right to purchase a direct or indirect interest in the Partnership; and

                           (C) giving the Consents and Waivers contained in this
                  Section 5.9 or consents or waivers similar thereto in form or purpose.

                  (f) As used herein, the term "CONSENTS" means any consent deemed by the Operating Partnership to be necessary or desirable under the Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein:

                  (i) to permit any and all Conveyance Actions relating to the Partnership or to amend the Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendment to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for other than cash);

                  (ii) to admit the Operating Partnership (or the Company or any affiliate of the Operating Partnership or the Company in accordance with Section 5.3 above) as a substitute limited partner or general partner or member of the Partnership, as the case may be, upon the Operating Partnership's acquisition of a limited or general partner or membership interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission;

                  (iii) to adopt any amendment as may be deemed desirable by the Company or the Operating Partnership, either simultaneously with or immediately prior to the acquisition of a limited or general partnership or membership interest therein, as the case may be, provided, however, that such amendment shall not result in any increased liability on the part of any Contributor hereunder or under the Partnership Agreement; and

                  (iv) to continue the Partnership following the transfer of interests therein to the Operating Partnership (or the Company or any affiliate of the Operating Partnership or the Company in accordance with Section 5.3 above).

                  (g) As used herein, the term "WAIVERS" means, with respect to the Partnership, the waiving of any and all rights that Contributor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to Contributor or other person upon the occurrence of, a Conveyance Action relating to such partnership, including, without limitation, the following rights:

                  (i)   rights of notice;

                  (ii)  rights to response periods;

                  (iii) rights to purchase the direct or indirect interest of another partner in the Partnership (or the property interests represented by such partnership interest) or to sell Contributor's or other person's direct or indirect interest therein to another partner;

                  (iv) rights to sell Contributor's or other person's direct or indirect interest therein at a price other than as provided herein; or

                  (v) rights to prohibit, limit, invalidate, or otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of the Partnership because of such Conveyance Action.

         5.10 Releases and Waivers. Each of the releases and waivers enumerated in this Section 5.10 shall become effective at Closing.

                  (a) As of the Closing, Contributor and the Manager jointly and severally irrevocably waive, release and forever discharge the Company and the Operating Partnership and their respective affiliates, partners (including Lawrence H. Feldman), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "CONTRIBUTOR CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership agreements, this Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Agreement. Notwithstanding the foregoing, any indemnities, representations or warranties made by any affiliate or partner of the Company or the Operating Partnership (including Lawrence H. Feldman) in the Partnership Agreement shall survive as provided in the Partnership Agreement.

                  (b) As of the Closing, the Company and the Operating Partnership jointly and severally irrevocably waive, release and forever discharge Contributor, the Manager and their respective agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action losses and costs of any nature whatsoever (collectively, "OPERATING PARTNERSHIP CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Agreement.

                  (c) Other than as provided in Section 5.10(a), as of the Closing, Contributor and the Manager jointly and severally waive and relinquish all rights and benefits otherwise afforded to Contributor under the Partnership Agreement including, without limitation, any right to consent to or approve of the sale or contribution by the other partners or members of the Partnership, as the case may be, of their partnership interests to the Company or the Operating Partnership.

         5.11 Confidentiality. Contributor shall treat as strictly confidential the fact that the Company is contemplating an offering of its common stock until such time as the Company has filed the Registration Statement with the Securities and Exchange Commission and shall not communicate at any time the terms of this Agreement to any person other than counsel or advisors to Contributor who agree to keep such terms confidential and any lender holding a lien on any Property Interests. Each Contributor shall treat all information received from the Operating Partnership or its counsel or advisors pertaining to the Operating Partnership or the Company confidential and shall disseminate same only to counsel to such Contributor who agree to keep such information confidential.

         5.12 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or bank or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are New York City time.

         5.13 Legal Fees and Expenses. The Company and the Operating Partnership, on the one hand, and Contributor, on the other, agree that each side will bear the fees and expenses of its own counsel and counsel to their or its affiliates relating to or incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the IPO and any financing or other transactions contemplated or effected by the Company or the Operating Partnership prior to the Closing.

         5.14 Termination. This Agreement shall terminate and the obligations of the parties hereunder shall be of no further force and effect upon

                  (a) the mutual consent thereto of the parties hereto;

                  (b) the failure of the Closing to occur on or prior to December 13, 1997; or

                  (c) the delivery of a REIT Termination Notice.

         5.15 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Company and the Operating Partnership and

 Contributor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

         5.16 Time of the Essence. Time is of the essence with respect to all obligations of Contributor under this Agreement.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                                 COMPANY:

                                 TOWER REALTY TRUST, INC.



                                 By:   /s/ Lawrence H. Feldman
                                       -------------------------------------
                                       Name: Lawrence H. Feldman
                                       Title:

                                 OPERATING PARTNERSHIP:

                                 TOWER REALTY OPERATING PARTNERSHIP, L.P.


                                 By:   Tower Realty Trust, Inc.,
                                       its general partner



                                 By:   /s/ Lawrence H. Feldman
                                       -------------------------------------
                                       Name: Lawrence H. Feldman
                                       Title:


                                 CONTRIBUTOR:

                                 DRA OPPORTUNITY FUND


                                 By:   /s/ Francis X. Tansey
                                       -------------------------------------
                                       Name: Francis X. Tansey
                                       Title: President

                                    EXHIBIT A
                                       TO
                             CONTRIBUTION AGREEMENT


                           PARTNERSHIPS AND INTERESTS

Partnership

Corporate Center Associates, Limited Partnership, a Delaware limited partnership Corporate Center, L.L.C.


Properties Directly or
Indirectly Held by Partnership
(the following are the "Properties,"
as defined in the Contribution Agreement to which this Exhibit A is attached)

Corporate Center


Type of Interest

On the date hereof and on the Closing Date, Contributor owns and will own (i) a limited partnership interest in Corporate Center Associates, Limited Partnership, and (ii) a membership interest in Corporate Center, L.L.C., the owner of a 1% general partnership interest in Corporate Center Associates, Limited Partnership; of which Contributor hereby contributes all of its limited partnership and membership interests, together with all right, title and interest in all income, distributions and other payments due or owing to Contributor, pursuant to the Corporate Center Associates, Limited Partnership Amended, Restated and Reconstituted Agreement of Limited Partnership dated as of September 13, 1995. No affiliate of the original Contributor under the Contribution Agreement to which this Exhibit A is attached owns any interest in the Property or the Property Interests, other than the indirect beneficial interests of the equity owners of such original Contributor.

Address

c/o DRA Advisors, Inc.
1180 Avenue of the Americas
New York, New York 10036
Attention:  Francis X. Tansey

with a copy to:

Dewey Ballantine
1301 Avenue of the Americas
New York, New York 10019
Attention:  Russel T. Hamilton, Esq.

                                    EXHIBIT B
                                       TO
                             CONTRIBUTION AGREEMENT


                      CONTRIBUTION AND ASSUMPTION AGREEMENT


      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Tower Realty Operating Partnership, L.P. a Delaware limited partnership (the "OPERATING PARTNERSHIP"), its entire legal and beneficial right, title and interest in and to the assets, interests and other rights set forth on Exhibit A to this Agreement and described thereon as being assigned, transferred, contributed and conveyed hereunder (the "PARTNERSHIP INTEREST"), including, without limitation, all rights to receive distributions of money, profits and other assets from or relating to the Partnership Interest, presently existing or hereafter at any time arising or accruing TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

      Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interest.


Executed: March __, 1997


                                    [DRA OPPORTUNITY FUND]


                                    By:   _________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C
                                       TO
                             CONTRIBUTION AGREEMENT


                         CUSTOMARY CLOSING COSTS SPLITS


      Transfer Taxes -  N/A

      Escrow Fees - Customarily split evenly between seller and purchaser.

      Recording Fees - Customarily paid by purchaser.

      Title Insurance - Seller customarily pays for purchaser's basic owner's policy.

      Other closing costs which are normally paid or payable by Seller

                                    EXHIBIT D
                                       TO
                             CONTRIBUTION AGREEMENT



                       MODEL FOR CONSIDERATION CALCULATION


                                 To be attached.

                                    EXHIBIT E
                                       TO
                                OPTION AGREEMENT


                            EXCHANGE RIGHTS AGREEMENT

         THIS EXCHANGE RIGHTS AGREEMENT (this "AGREEMENT"), dated as of __________ __, 1997, is entered into by and among Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the Persons whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time).


                                R E C I T A L S:

         (a) The Company, together with certain other limited partners, has formed the Operating Partnership pursuant to the Agreement of Limited Partnership of the Operating Partnership dated __________ __, 1997 (as such agreement may be amended or amended and restated from time to time, the "PARTNERSHIP AGREEMENT").

         (b) Pursuant to the Partnership Agreement, the Limited Partners (as defined below) directly or indirectly hold units of limited partnership interest ("OP UNITS") in the Operating Partnership.

         (c) The Operating Partnership has agreed to provide the Limited Partners with certain direct or indirect rights to exchange their OP Units for cash or, at the election of the Company, for shares of the Company's common stock, par value $0.01 per share (the "REIT STOCK").

         Accordingly, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

         "EXCHANGE FACTOR" means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock; (ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "EXCHANGING PARTNER" has the meaning set forth in Section 2.1 hereof.

         "EXCHANGE RIGHT" has the meaning set forth in Section 2.1 hereof.

         "IPO" means an initial public offering by the Company of the REIT Stock pursuant to a Registration Statement on Form S-11, filed with and declared effective by the SEC.

         "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

         "LIMITED PARTNER" means any Person, other than the Company, named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time.

         "LOCK-UP AGREEMENT" means, collectively, the several Lock-up Agreements executed by each of the Limited Partners other than the Company, dated the date hereof, which prohibit the transfer of the OP Units held by such Limited Partner without the consent of Merrill Lynch Pierce Fenner & Smith Incorporated and/or the Company.

         "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "REIT STOCK AMOUNT" means that number of shares of REIT Stock equal to the product of the number of OP Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

         "SEC" means the Securities and Exchange Commission.

         "SPECIFIED EXCHANGE DATE" means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

         "VALUATION DATE" means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

         "VALUE" means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be:

                  (i) if the REIT Stock are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), any other national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; or

                  (ii) if the REIT Stock are not listed or admitted to trading on the NYSE, any national securities exchange or Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company.

In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

                                   ARTICLE II
                                 EXCHANGE RIGHT

         2.1 Exchange Right. (a) Subject to Sections 2.2, 2.3, 2.4 and 2.5 hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to each Limited Partner and each Limited Partner hereby accepts the right (the "EXCHANGE RIGHT"), exercisable on or after the date that is one (1) year after the closing of the IPO, to exchange on a Specified Exchange Date all or a portion of the OP Units held by such Limited Partner at an exchange price equal to the Cash Amount.

         (b) The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the Limited Partner who is exercising the Exchange Right (the "EXCHANGING PARTNER"); provided, however, that the Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.2.

         (c) A Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner.

         (d) Any Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Article 2, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee.

         (e) In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such Limited Partner.

         2.2 Option of Company to Exchange for REIT Stock. (a) Notwithstanding the provisions of Section 2.1, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion, elect to satisfy an Exchanging Partner's Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the OP Units offered for exchange by the Exchanging Partner.

         (b) In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner's Exchange Right by exchanging REIT Stock for the OP Units offered for exchange,

                  (i) the Company hereby agrees so to notify the Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange,

                  (ii) each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right, and

                  (iii) the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

         2.3 Prohibition of Exchange for REIT Stock. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner's Exchange Right pursuant to Section 2.2 if the delivery of REIT Stock to such Limited Partner by the Company pursuant to Section 2.2 (regardless of the Operating Partnership's obligations to the Limited Partner under Section 2.1)

                  (a) would be prohibited under the Articles of Incorporation of the Company,

                  (b) would otherwise jeopardize the REIT status of the Company, or

                  (c) would cause the acquisition of the REIT Stock by the Limited Partner to be "integrated" with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act.

         2.4 Payment Date. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

         2.5 Exercise by Pledgee. Notwithstanding the provisions of this Article 2, any person to whom OP Units have been pledged, in compliance with the terms of the Lock-up Agreement, may exercise its Exchange Right prior to the date that is one (1) year after the closing of the IPO, provided, however, such OP Units shall only be exchangeable for the Cash Amount.

         2.6 Expiration of Exchange Right. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2047.

         2.7 Effect of Exchange. (a) Any exchange of OP Units pursuant to this
Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT Stock, as applicable.

         (b) Any OP Units acquired by the Company pursuant to an exercise by any Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company.

         (c) The Company, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the Limited Partners.

                                   ARTICLE III
                                OTHER PROVISIONS

         3.1 Covenants of the Company. (a) At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

         (b) During the pendency of the Exchange Right, the Company shall deliver to Limited Partners in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

         (c) The Company shall notify each Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

         3.2 Fractional Shares. (a) No fractional shares of REIT Stock shall be issued upon exchange of OP Units.

         (b) The number of full shares of REIT Stock which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered.

         (c) Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any OP Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

         3.3 Investment Representations and Warranties. By delivering to the Company a Notice of Exchange, each Exchanging Partner will be deemed to represent and warrant to the Company and the Operating Partnership that such Exchanging Partner is aware of the Company's option to exchange such Exchanging Partner's OP Units for REIT Stock pursuant to Section 2.2 hereof and that:

         (a)      (i) Such Exchanging Partner has received and reviewed

                           (A) a copy of the prospectus contained in the
                  Registration Statement on Form S-11 filed by the Company in connection with the IPO, any prospectus contained in any Registration Statement subsequently filed by the Company, and any supplement or amendment thereto (each, a "PROSPECTUS"), and

                           (B) copies of all reports and other filings (the "SEC
                  REPORTS"), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, made by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and understands the risks of, and other considerations relating to, an investment in REIT Stock.

                  (ii) Such Exchanging Partner, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in REIT Stock,

                           (A) has such knowledge, sophistication and experience
                  in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in REIT Stock,

                           (B) is capable of protecting its own interest or has
                  engaged representatives or advisors to assist it in protecting its interests and

                           (C) is capable of bearing the economic risk of such
                  investment.

                  (iii) (A) Such Exchanging Partner is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act.

                           (B) If such Exchanging Partner has retained or
                  retains a person to represent or advise it with respect to its investment in REIT Stock, such Exchanging Partner will advise the Company of such retention and, at the Company's request, such Exchanging Partner shall, prior to or at delivery of the REIT Stock hereunder,

                                    (I) acknowledge in writing such
                           representation and

                                    (II) cause such representative or advisor to
                           deliver a certificate to the Company containing such representations as may be reasonably requested by the Company.

         (b)      (i)   Such Exchanging Partner understands that an investment
         in the Company involves substantial risks.

                  (ii) Such Exchanging Partner has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with materials relating to the Company and its activities, including, without limitation, each Prospectus and the SEC Reports.

                  (iii) Such Exchanging Partner has relied and is making its investment decision based upon the Prospectus relating to the IPO and any subsequent Prospectus, the SEC Reports and other written information provided to the Exchanging Partner by or on behalf of the Company and, as applicable, such Exchanging Partner's position as a director or executive officer of the Company.

         (c)      (i)   The REIT Stock to be issued to such Exchanging Partner
         hereunder will be acquired by such Exchanging Partner for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  (ii) Such Exchanging Partner was not formed for the specific purpose of acquiring an interest in the Company.

         (d)      (i)   Such Exchanging Partner acknowledges that

                           (A) the shares of REIT Stock to be issued to such
                  Exchanging Partner hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, the certificates representing such shares of REIT Stock will bear a legend to such effect,

                           (B) the Company's and the Operating Partnership's
                  reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Exchanging Partner contained herein,

                           (C) the REIT Stock to be issued to such Exchanging
                  Partner hereunder may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

                           (D) there may be no market for unregistered shares of
                  REIT Stock, and

                           (E) the Company has no obligation or intention to
                  register such REIT Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement entered into by the Company and the Exchanging Partner (the "REGISTRATION RIGHTS AGREEMENT").

                  (ii) Such Exchanging Partner acknowledges that because of the restrictions on transfer or assignment of such REIT Stock to be issued hereunder, such Exchanging Partner may have to bear the economic risk of its investment in REIT Stock issued hereunder for an indefinite period of time, although the holder of any such REIT Stock will be afforded certain rights to have such REIT Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

         (e) The address set forth under such Exchanging Partner's name in the Notice of Exchange is the address of the Exchanging Partner's principal place of business or, if a natural person, the address of the Exchanging Partner's residence, and such Exchanging Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is situated.


                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other similarly reliable means of written communication to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, (i) at the address listed on the records of the Operating Partnership, with respect to a Limited Partner or Assignee, and (ii) at 120 West 45th Street, New York, New York 10036-4003, Attn:
President, with respect to the Operating Partnership or the Company.

         4.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         4.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         4.4 Further Action and Additional Restrictions. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

         4.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         4.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.


         4.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.

         4.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         4.10 Entire Agreement. This Agreement contains the entire understanding and agreement among the Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         4.11 Amendment. This Agreement may be amended from time to time with the consent of the Company by a vote of the Limited Partners in the same manner as the Partnership Agreement (in accordance with Section 14.1(a) thereof) may be amended as provided therein, provided, however, that the Company shall vote its limited partnership interests in proportion to the votes of the other Limited Partners.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              THE COMPANY:

                              TOWER REALTY TRUST, INC.


                              By:   ____________________________________________
                                    Name:
                                    Title:


                              OPERATING PARTNERSHIP:

                              TOWER REALTY OPERATING PARTNERSHIP, L.P.

                              BY:   Tower Realty Trust, Inc.,
                                    its general partner


                                    By:   ______________________________________
                                          Name:
                                          Title:



                              LIMITED PARTNERS:


                              _______________________________
                              Signature


                              _______________________________
                              Name (Please Print or Type)

                                    Exhibit A

Name and Address of Limited Partners

[To be attached]

                                    Exhibit B

                               Notice of Exchange

         The undersigned Limited Partner hereby irrevocably (i) exchanges ___________ OP Units in Tower Realty Operating Partnership, L.P., in accordance with the terms of the Exchange Rights Agreement, dated as of _________ __, 1997 (the "EXCHANGE RIGHTS AGREEMENT"), and the Exchange Right referred to therein;
(ii) surrenders such OP Units and all right, title and interest therein; and
(iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below.

         The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

         The undersigned hereby makes the representations and warranties contained in Section 3.3 of the Exchange Rights Agreement as if such representations and warranties had been set forth in full in this Notice of Exchange.

Dated:  __________________________


                                    ______________________________________
                                    Name of Limited Partner (Please Print)
Signature guaranteed by:
                                    ____________________________________________
                                    (Signature of Limited Partner)
_____________________________
                                    ____________________________________________
                                    (Street Address)

                                    ____________________________________________
                                    (City) (State)              (Zip Code)

                                    If REIT Stock is to be issued, issue to:

                                    Name:  _____________________________________

                                    Limited Partner's social security or tax identification number:______________________

                                    EXHIBIT F
                                       TO
                                OPTION AGREEMENT



                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of _______ __, 1997 by and among Tower Realty Trust, Inc., a Maryland corporation, which operates as a real estate investment trust (the "COMPANY"), Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the other parties which are signatories hereto (together with their respective successors, transferees and assigns, each a "HOLDER" and collectively the "HOLDERS").

         WHEREAS, on the date hereof, the Operating Partnership is acquiring, among other things, certain partnership interests or assets of various partnerships, joint ventures, limited liability companies, corporations and other entities which are Holders or in which the Holders own direct or indirect interests (the "PROPERTY PARTNERSHIPS") pursuant to Option or Contribution Agreements (the "OPTION AGREEMENTS") among the Operating Partnership and the Grantors named therein, and in connection therewith the Holders will receive units of limited partnership interest in the Operating Partnership (such units of limited partnership interest being referred to hereinafter as the "OP UNITS");

         WHEREAS, the Company, the Operating Partnership and the Holders are parties to an Exchange Rights Agreement which provides the Holders, among other things, with the right to demand that the Operating Partnership redeem their OP Units for cash and, at the option of the Company, the Company may satisfy that redemption request on behalf of the Operating Partnership through the issuance of the Company's Common Stock, par value $0.01 per share; and

         WHEREAS, in order to induce the Property Partnerships and the Holders to consummate the closings contemplated under the Option Agreements, the Company has agreed to grant to the Holders the registration rights set forth in Section 2 hereof.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

I        Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "COMMON STOCK" shall mean shares of common stock, par value $0.01 per share, of the Company.

         "COMPANY" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "EXCHANGE RIGHTS AGREEMENT" shall mean the Exchange Rights Agreement, dated the date hereof, among the Company, the Operating Partnership and the other parties thereto.

         "EXCHANGE STOCK" shall mean any Common Stock issued or to be issued to the Holders upon the exchange of their OP Units pursuant to the Exchange Rights Agreement.

         "HOLDER" or "HOLDERS" shall have the meaning set forth in the Preamble.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OP UNITS" shall have the meaning set forth in the Preamble.

         "OPERATING PARTNERSHIP" shall have the meaning set forth in the Preamble and also shall include the Operating Partnership's successors.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "REGISTRABLE SECURITIES" shall mean the Exchange Stock, excluding

                  (i) Exchange Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or

                  (ii) Exchange Stock sold or eligible for sale pursuant to Rule 144(k).

      "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:

                  (i) all SEC, stock exchange or NASD registration and filing fees;

                  (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD;

                  (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement;

                  (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Article III, Section (xii) hereof; and

                  (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

         "REGISTRATION STATEMENT" or "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and any other Person required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or otherwise under Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, and any successor rule or regulation under the Securities Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and any successor Act.

         "SHELF REGISTRATION" shall mean a registration required to be effected pursuant to Section 2 hereof.

II       Shelf Registration Under the Securities Act.

         2.1      Filing of Shelf Registration Statement.

                  (i) Within 15 days after the first anniversary date of the date hereof, the Company shall cause to be filed a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable.

                  (ii) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or have become eligible for sale pursuant to Rule 144(k) and, subject to Article III hereof, further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration; provided, however, that the Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

                  (iii) Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement or to keep a Registration Statement effective if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or withdraw a Registration Statement for such reason for more than 60 days or more often than twice during any period of 12 consecutive months.

                  (iv) The Company is not required to file a separate Registration Statement, but may file one Registration Statement covering the Registrable Securities held by more than one Holder.

         2.2      Expenses.

                  (i) The Company shall pay all Registration Expenses in connection with any registration pursuant to Article II.

                  (ii) Each Holder shall pay all underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144.

         2.3 Inclusion in Shelf Registration Statement. Any Holder that does not, within 10 days after receipt of a reasonable request by the Company for information in connection with the Shelf Registration Statement, provide such information to the Company, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

         2.4 Effect of Material Breach. In the event that the Company shall breach any of its material obligations hereunder in any material respect, any Holder of Registrable Securities may demand that the Company file a registration statement covering such Holder's Registrable Securities. The Company agrees to file such registration statement within 60 days after receipt of such demand and agrees to use its best efforts to procure the effectiveness of such registration statement within 60 days after filing.

III      Registration Procedures. (a) In connection with the obligations of the
Company with respect to the Registration Statement required to be filed pursuant to Article 2 hereof, the Company shall, to the extent applicable:

                  (i) Prepare and file with the SEC, within the time period set forth in Section 2 hereof, a Shelf Registration Statement, which Shelf Registration Statement

                           (A) shall be available for the sale of the
                  Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and

                           (B) shall comply as to form in all material respects
                  with the requirements of the applicable form of registration statement and include all financial statements required by the SEC to be filed therewith.

                  (ii) (A) Subject to Article III, Section (a)(ii)(B),

                           (I) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period;

                           (II) cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;

                           (III) respond as promptly as practicable to any
                  comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and

                           (IV) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof.

                  (B)      (I)   Each Holder shall promptly provide to the
                  Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus.

                           (II) Such Holder also shall notify the Company in writing upon completion of any offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement.

            (iii) Furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus.

            (iv) Use its reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to

                  (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Article III, Section
         (a)(iv),

                  (B) subject itself to taxation in any such jurisdiction, or

                  (C) submit to the general service of process in any such jurisdiction.

         (v) Notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing

                  (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,

                  (B) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

                  (C) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and

                  (D) of the happening of any event during the period a Registration Statement is effective which is of a type specified in
         Article II, Section 2.1(iii) hereof or as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading.

         (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

         (vii) Furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested).

         (viii) (A) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and

                  (B) enable certificates for such Registrable Securities to be issued for such numbers of shares of Common Stock and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

         (ix) Subject to Article II, Section 2.1(iii) and Article III, Section
(a)(ii)(B) hereof, upon the occurrence of any event contemplated by Article III, Section (a)(v)(D) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (x) Make available for inspection by representatives of the Holders of the Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by such representatives, counsel or accountants unless

                  (A) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement,

                  (B) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or

                  (C) such records, documents or information have been generally made available to the public.

         (xi) Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities.

         (xii) Use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed.

         (xiii) Provide a CUSIP number for all Registrable Securities, not later than the effective date of a Registration Statement.

         (xiv) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

         (xv) Use its reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities.

(b) The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) In connection with and as a condition to the Company's obligations with respect to the Registration Statement required to be filed pursuant to Section 2 hereof and this Section 3, each Holder agrees that

         (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemental or amended Prospectus contemplated by Article III, Section (a)(ii) hereof and receives notice that any post-effective amendment has become effective, and

         (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Article III, Section (a)(v)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Article III, Section (a)(ix) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

IV       Indemnification; Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder (within the meaning of Section 15 of the Securities
Act) as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of

                           (A) any untrue statement or alleged untrue statement
                  of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or

                           (B) the omission or alleged omission therefrom of a
                  material fact required to be stated therein or necessary to make the statements therein not misleading or

                           (C) arising out of any untrue statement or alleged
                  untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or

                           (D) the omission or alleged omission therefrom of a
                  material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;


                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; and

                  (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

         provided, however, that the indemnity provided pursuant to this Article IV, Section 4.1(c) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of

                  (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or

                  (y) such Holder's failure to deliver an amended or supplemental Prospectus, after having been provided copies of any such amended or supplemental Prospectus by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         4.2 Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, under the same circumstances and to the same extent as the indemnity contained in Section 4.1(a) hereof (except that any settlement described in Section 4.1(a)(B) shall be effected with the written consent of such Holder, which consent shall not be unreasonably withheld or delayed), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

         4.3 Conduct of Indemnification Proceedings. (i) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party

                           (A) shall not relieve it from any liability which it
                  may have under the indemnity agreement provided in Section 4.1(a) or 4.1(b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and

                           (B) shall not, in any event, relieve the indemnifying
                  party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1(a) or 4.1(b) above.

                  (ii) If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's or parties' expense.

                  (iii)(A) If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to Section 4.1(c), such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense, and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible.

                           (B) If an indemnifying party is not so entitled to
                  assume the defense of such action or does not assume such defense, after having received the notice referred to in
                  Section 4.1(c), the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties as incurred.

                           (C) In such event, however, no indemnifying party
                  will be liable for any settlement effected without the written consent of such indemnifying party, which consent may not be unreasonably withheld or delayed.

         (iv) If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 4(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

4.4      Contribution.

                  (i) (A) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                           (B) (I) The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate.

                                    (II) The relative fault of the indemnifying
                           party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                  (ii) (A) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(i).

                           (B) Notwithstanding the provisions of this Section
                  4.4, no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

                  (iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iv) For purposes of this Section 4.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

V        Filing of Exchange Act Reports; Rule 144 Sales

         5.1 The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable any Holder to sell Exchange Stock pursuant to Rule 144.

         5.2 In connection with any sale, transfer or other disposition by any Holder of any Exchange Stock pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Exchange Stock to be sold and not bearing any Securities Act legend, and enable certificates for such Exchange Stock to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Exchange Stock.

VI       Miscellaneous.

         6.1 Amendments and Waivers. (i) The provisions of this Agreement, including the provisions of this Section 6.1(i), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Articles 2, 4 or 5 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

                  (ii) Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 6.1 shall be provided by the Company to each Holder at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

         6.2 Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, to the parties at their respective addresses set forth opposite their signatures below or at such other address as a party may indicate by written notice to the other party or parties.

                  (ii) All such notices and communications shall be deemed to have been duly given:

                           (A) at the time delivered by hand, if personally
                  delivered;

                           (B) three (3) business days after being deposited in
                  the mail, postage prepaid, if mailed;

                           (C) when answered back, if telexed;

                           (D) when receipt is acknowledged, if telecopied; or

                           (E) at the time delivered, if delivered by an air
                  courier guaranteeing overnight delivery.

         6.3 Successors, Assigns and Transferees. (i) This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

                  (ii) If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

                  (iii) The term "successor, assignee or transferee of a Holder" shall include any Person that acquires Registrable Securities by operation of law, including upon the merger or consolidation, liquidation or dissolution of a Holder.

         6.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


         6.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         6.7 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         6.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

Address:

120 West 45th Street           TOWER REALTY TRUST, INC.
New York, New York  10036-4003


                               By: ________________________________________
                                   Name:
                                   Title:

120 West 45th Street           TOWER REALTY OPERATING PARTNERSHIP, L.P.
New York, New York  10036-4003
                               By: Tower Realty Trust, Inc., its general partner



                               By: ________________________________________
                                   Name:
                                   Title:


                               HOLDERS:

[Address:]                     ____________________________________________
                               Signature

                               ____________________________________________
                               Name (Please Print or Type)

                                    EXHIBIT G
                                       TO
                             CONTRIBUTION AGREEMENT


                                     FORM OF
                                LOCK-UP AGREEMENT

                                                             _____________, 1997



Merrill Lynch, Pierce, Fenner
  & Smith, Incorporated
World Financial Center
North Tower, 26th Floor
New York, New York 10281-1326

Dear Sirs,

      The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by Merrill Lynch and such other firms (the Underwriters") of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Tower Realty Trust, Inc. (the "Company") and that the Underwriters propose to reoffer the Shares to the public. Capitalized terms used but not otherwise defined in this letter agreement will have the meaning set forth in the Company's Registration Statement on Form S-11 in connection with the registration under the Securities Act of 1933, as amended, of Shares.

      In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Merrill Lynch, the undersigned will not (and, except as may be disclosed in the Prospectus, will not announce or disclose any intention to) directly or indirectly sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future) of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, including any units of limited partnership interest (the "OP Units") in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") beneficially owned by the undersigned as of the date of the closing of the Company's initial public offering, for a period of twelve
(12) months after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

         This letter shall not prohibit the undersigned from (i) transferring OP Units to any Affiliate (as defined below) of the undersigned, provided that such transferee is an accredited investor (as such term is defined in Rule 501 under the Securities Act of 1933, as amended) and agrees in writing with you to the transfer restrictions described above, or (ii) pledging the OP Units and Common Stock which are subject to this Agreement to the Operating Partnership or the Company, or to any financial institution as collateral for any bona fide loan or other obligation with respect to which the undersigned is personally liable. As used herein, the term "AFFILIATE" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a specified Person, and, with respect to an individual, shall include such Person's immediate family or a trust for the benefit thereof, with respect to a partnership, shall include a general or limited partner thereof, with respect to a limited liability company, is a member thereof, and with respect to a corporation, is a shareholder thereof.

         The undersigned agrees that the provisions of this agreement shall also be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and [___________________], its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

         It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock relating to such agreement, you will release the undersigned from [his][its] obligations under this letter agreement.

                                          Very truly yours,

                                          [INVESTOR]



                                       By:______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT H
                                                       TO CONTRIBUTION AGREEMENT





                               EXISTING PROPERTIES


Tower 45

Maitland Forum

120 Mineola

The D/F Portfolio Properties

Century Plaza

Osborn Plaza

2800 N. Central

5750 Major Blvd.

Maitland West

Corporate Center


                                      H-1